CONSENT OF INDEPENDENT AUDITORS

HeavenExpress.com, Inc.

We hereby consent to the incorporation by reference in this filing of HeavenExpress.com, Inc. our report appearing in the Company's Registration Statement of Form SB-2 for the year ended December 31, 1999.


/s/ Steven H. Dohan, CPA_____________________
Dohan and Company, CPA's
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida, 33156-7578
Telephone: (305) 274-1366; Facsimile: (305) 274-1368
January 25, 2000








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